Exhibit 31.5

CERTIFICATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Ryan Rhodes, President and Chief Executive Officer of Restoration Robotics, Inc., certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of Restoration Robotics, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 9, 2019	By:	/s/ Ryan Rhodes
Ryan Rhodes
President and Chief Executive Officer (Principal Executive Officer)